Exhibit 99.1

LIBERTY MEDIA CORPORATION ANNOUNCES FCC APPROVAL OF APPLICATION FOR DE JURE CONTROL OF SIRIUSXM

Englewood, Colo, January 3 - Liberty Media Corporation (Nasdaq: LMCA, LMCB) (“Liberty”) today announced that it has received approval from the Federal Communications Commission for the transfer of de jure control of SiriusXM to Liberty. Liberty expects to complete the transfer of control of SiriusXM within 60 days.

About Liberty Media Corporation
Liberty Media (Nasdaq: LMCA, LMCB) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Starz, LLC, SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Forward-Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our intention to acquire control of SiriusXM, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including our ability to acquire control of SiriusXM. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-Q and 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact:    Courtnee Ulrich
(720) 875-5420